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                                                                    EXHIBIT 23.2



June 27, 2002




The Board of Directors
Neoprobe Corporation and Cardiosonix Ltd.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ Somekh Chaikin
Certified Public Accountants (Isr.)
Tel Aviv